Compania Cervecerias Unidas S.A.

Exhibit 3: Segment Information - Second Quarter 2002

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	22,043	22,849	3,647	8,875	21,379	22,295	19,432	18,066	43	33
Other products *	392	411	126	615	205	106	146	69	2,635	2,743
Total	22,435	23,260	3,773	9,490	21,584	22,401	19,578	18,136	2,677	2,776
% Change	-3.5%		-60.2%		-3.6%		8.0%		-3.6%

Cost of sales	(11,469)	(11,605)	(3,800)	(5,465)	(10,991)	(11,152)	(11,805)	(11,385)	(2,070)	(1,918)
% of Sales	51.1%	49.9%	100.7%	57.6%	50.9%	49.8%	60.3%	62.8%	77.3%	69.1%

SG&A	(9,919)	(10,284)	(3,935)	(7,216)	(10,469)	(11,007)	(4,429)	(3,887)	(242)	(361)
% of Sales	44.2%	44.2%	104.3%	76.0%	48.5%	49.1%	22.6%	21.4%	9.0%	13.0%

Operating profit	1,047	1,371	(3,962)	(3,192)	124	242	3,345	2,864	366	497
% of Sales	4.7%	5.9%	-105.0%	-33.6%	0.6%	1.1%	17.1%	15.8%	13.7%	17.9%

Depreciation	4,299	3,884	2,438	2,511	2,732	2,616	516	447	329	304
Amortization	114	105	129	112	40	38	61	55	1	1
EBITDA	5,459	5,360	(1,395)	(569)	2,895	2,896	3,922	3,366	696	801
* The "Other products" line corresponds to intercompany sales in the "Other" segment.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine
	2002	2001	2002	2001	2002	2001	2002	2001
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	606,599	631,945	261,828	253,790	816,874	850,547	252,659	218,677
% Change	-4.0%		3.2%		-4.0%		15.5%		Beer - Argentina (Argentinean GAAP)
											2002	2001
					Soft Drinks		Domestic		OPERATING RESULTS
					627,010	678,756	124,710	103,770	(all figures in A$ thousand)
					-7.6%		20.2%		Revenues
									Core products		18,748	24,684
					Nectars		Export		Other products		307	686
					64,695	51,769	127,949	114,907	Total		19,056	25,370
					25.0%		11.3%		% Change		-24.9%
					Mineral Water
					125,168	120,023			Cost of sales		(14,695)	(16,765)
					4.3%				% of Sales		77.1%	66.1%
* Volumes include exports of 2,465 (1,849 to Chile) and 12,196 (10,632 to Chile) hectoliters in Q2'02 and Q2'01 respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 14,385 million and 14,978 million in Q2'02 & Q2'01 respectively.									SG&A		(15,797)	(19,584)
									% of Sales		82.9%	77.2%
					Total		Total
Price (Ch$ / HL)	36,338	36,157	13,930	34,968	26,172	26,213	76,910	82,619	Operating profit		(11,211)	(10,467)
% Change (real)	0.5%		-60.2%		-0.2%		-6.9%		% of Sales		58.8%	41.3%

					Soft Drinks		Domestic		Depreciation		8,473	8,512
					26,068	26,017	48,346	54,247	Amortization		147	147
					0.2%		-10.9%		EBITDA		(2,591)	(1,808)
					Nectars		Export
					37,021	37,118	104,750	108,237
					-0.3%		-3.2%

					Mineral Water
					21,584	22,559
					-4.3%